Exhibit 10.20

NOTE PURCHASE AGREEMENT

This Note Purchase Agreement (this “Agreement”) is made and entered into as of August 29, 2020, by and among Reviva Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and the parties identified on the signature pages hereto (each individually an “Investor” and collectively the “Investors”), and shall become effective upon the consummation of the SPAC Merger (as defined herein).

RECITALS

Whereas, the Company has entered into an Agreement and Plan of Merger, dated as of July 20, 2020 (as it may be amended, the “Merger Agreement”), among Tenzing Acquisition Corp, a company incorporated in the British Virgin Islands (together with its successors, the “SPAC Purchaser”), Tenzing Merger Subsidiary Inc., a Delaware corporation and a wholly-owned subsidiary of the Purchaser (“SPAC Merger Sub”), the Company, and the other parties named therein, pursuant to which Merger Sub would merge with and into the Company, with the Company continuing as the surviving entity, and the stockholders of the Company will receive equity securities of SPAC Purchaser (the “SPAC Shares”) in exchange for their shares of capital stock of the Company (the “SPAC Merger”) in accordance with the terms of the Merger Agreement; and

Whereas, the closing of the SPAC Merger is conditioned upon the satisfaction of that certain Agreed Judgment, issued in the District Court for the 190th Judicial District, Harris County, Texas, and signed January 3, 2020, in favor of Ramachandra Malya against the Company (the “Judgment”); and

Whereas, the Company currently requires funds to satisfy the Judgment and to help finance its operations; and

Whereas, the Investors are willing to advance funds to the Company, in an aggregate principal amount not to exceed Two Million Dollars ($2,000,000.00), for the purpose of satisfying the Judgment and financing the Company’s operations in exchange for the issuance to them of certain convertible promissory notes evidencing the Company’s obligation to repay the Investors’ loans of the advanced funds, as provided in this Agreement.

Now, Therefore, the parties hereby agree as follows:

1.            PURCHASE AND SALE OF NOTES.

1.1            Note Purchase. Subject to the terms and conditions of this Agreement, the Company agrees to sell to each Investor, and each Investor severally agrees to purchase from the Company, a Convertible Promissory Note, in a principal amount of not less than Fifty Thousand Dollars ($50,000.00), in the form attached to this Agreement as Exhibit A (each individually a “Note” and collectively the “Notes”) in the principal amount set forth on such Investor’s signature page hereto. This Agreement, all of the Notes and any document entered into, executed or delivered under or in connection with, or for the purpose of amending, any of such documents are collectively hereinafter referred to as the “Financing Documents.”

1.2            [Intentionally Omitted.]

1.3            [Intentionally Omitted.]

2.            CLOSING.

2.1            The Closing. The purchase and sale of the Notes will take place at the offices of Lowenstein Sandler LLP, One Lowenstein Drive, Roseland, New Jersey 07068, on the date of, and immediately prior to, the SPAC Merger (which time and place are referred to as the “Closing”); provided, however, that the Closing must occur prior to the Outside Date (as defined in the Merger Agreement). The Closing is contingent upon the substantially concurrent consummation of the SPAC Merger. Upon not less than five (5) Business Days’ written notice from (or on behalf of) the Company to the undersigned (the “Closing Notice”), which Closing Notice shall contain the Company’s wire instructions for the Company’s bank account in which the funds shall be escrowed, that the Company reasonably expects all conditions to the closing of the SPAC Merger to be satisfied on a date that is not less than five (5) business days from the date of the Closing Notice, the undersigned shall deliver to the Company, at least two (2) business days prior to the anticipated closing date specified in the Closing Notice (the “Closing Date”), the amount set forth on such Investor’s signature page hereto by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice. Immediately prior to the Closing, the escrowed funds shall automatically be released to the Company. At the Closing, the Company will deliver to each Investor a duly executed Note in the principal amount set forth on such Investor’s signature page hereto. In the event the Closing does not occur on or prior to the Outside Date, any escrowed funds delivered by the Investor to the Company shall be returned to the Investor within five (5) Business Days of the Outside Date.

2.2            [Intentionally Omitted.]

3.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that, except as set forth in the Schedule of Exceptions (the “Schedule of Exceptions”) attached to this Agreement as Exhibit B, the statements in the following paragraphs of this Section 3 are all true and complete as of immediately prior to the Closing:

3.1            Organization, Good Standing and Qualification. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company has the corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.

3.2            Due Authorization. All corporate action on the part of the Company’s board of directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under, the Financing Documents has been taken or will be taken prior to the Closing. This Agreement constitutes, and the other Financing Documents that constitute agreements of the Company when executed and delivered by the Company will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

3.3            Corporate Power. The Company has the corporate power and authority to execute and deliver the Financing Documents to which it is a signatory, to issue to the Investors the Notes to be purchased by the Investors hereunder and to carry out and perform all its obligations under the Financing Documents. No direct or indirect consent, approval, authorization or similar item is required to be obtained by the Company to enter into the Financing Documents to which it is a party and to perform or undertake any of the transactions contemplated pursuant to the Financing Documents to which it is a party.

3.4            Valid Issuance.

(a)            The Notes and the Common Stock issuable upon conversion of the Notes, when issued, sold and delivered in accordance with the terms of this Agreement and the Notes, for the consideration provided for herein and therein, will be duly and validly issued, fully paid and nonassessable.

(b)            Based in part on the representations made by the Investors in Section 4 hereof, the offer and sale of the Notes solely to the Investors in accordance with this Agreement (assuming no change in currently applicable law or in the Company’s Certificate of Incorporation in effect as of immediately prior to the Closing, no transfer of Notes by any Investor and no commission or other remuneration is paid or given, directly or indirectly, for soliciting the issuance of Common Stock upon conversion of the Notes), and the issuance of the Common Stock will be exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the states in which the Investors are resident based upon their addresses as set forth on their respective signature pages hereto.

3.5            Capitalization. The capitalization of the Company immediately prior to the Closing consists of the following:

(a)            Common Stock. A total of Thirty Five Million (35,000,000) authorized shares of the Company’s Common Stock, par value $0.0001 per share (the “Common Stock”), of which Eighteen Million One Hundred Eighty Thousand Seven Hundred Forty-Eight (18,180,748) shares are issued and outstanding.

(b)            Preferred Stock. A total of Thirteen Million Six Hundred Twenty Five Thousand Two Hundred Thirty Seven (13,625,237) authorized shares of Preferred Stock, of which Six Hundred Twenty Five Thousand Two Hundred Thirty-Seven (625,237) shares are designated as Series 1 Preferred Stock, $0.0001 par value per share, all of which are issued and outstanding; One Million Two Hundred Forty-Five Thousand Eight Hundred Eighty-Nine (1,245,889) shares are designated as Series 2 Preferred Stock, $0.0001 par value per share, all of which are issued and outstanding; Nine Hundred Fifty-One Thousand Seven Hundred Sixty-One (951,761) shares are designated as Series 3 Preferred Stock, all of which are issued and outstanding; Five Million (5,000,000) shares are designated as Series 4 Preferred Stock, $0.0001 par value per share, One Million Twenty Nine Thousand Nine Hundred Ninety Four (1,029,994) of which are issued and outstanding; and Five Million Eight Hundred Two Thousand Three Hundred Fifty (5,802,350) shares are undesignated.

(c)            Reserved Shares. Except for (i) the Three Million (3,000,000) shares of Common Stock reserved for issuance under the Company’s 2006 Equity Incentive Plan (the “Plan”) pursuant to which Four Hundred and Thirty Thousand (430,000) shares are outstanding; (ii) Thirty Eight Thousand One Hundred and Ninety Nine (38,199) shares of Common Stock issuable upon the exercise of outstanding warrants; (iii) conversion rights of the Series 1 Preferred Stock, Series 2 Preferred Stock, Series 3 Preferred Stock, and Series 4 Preferred Stock, (iv) conversion rights in connection the Company’s outstanding 2016 8% Convertible Promissory Notes with an aggregate principal balance of $3,490,088.00, inclusive of certain note conversion shares issuable upon a conversion event, (v) conversion and stock issuance rights in connection with the Company’s outstanding 2018 8% Convertible Promissory Notes with an aggregate principal balance of $275,000.00, inclusive of certain note conversion shares issuable upon a conversion event, certain warrant issuances upon a conversion event, and the issuance of Eighty Two Thousand Five Hundred (82,500) shares of Common Stock upon a conversion event, (vi) conversion and stock issuance rights in connection with the Company’s outstanding 2020 8% Convertible Promissory Notes with an aggregate principal balance of $610,000.00, inclusive of certain note conversion shares issuable upon a conversion event, certain warrant issuances upon a conversion event, and the issuance of One Hundred and Ten Thousand (110,000) shares of Common Stock upon a conversion event and (vii) the rights of first refusal held by the Company to repurchase any shares of its stock that may be issued under the Plan or under that certain Founder’s Restricted Stock Purchase Agreement by and between the Company and Laxminarayan Bhat dated as of May 2, 2006, there are no outstanding options, warrants, conversion rights, preemptive rights, rights of first refusal or agreements for the purchase or acquisition of any shares of the Company’s capital stock or any securities convertible into or ultimately exchangeable or exercisable for any shares of the Company’s capital stock.

(d)            The outstanding shares of the capital stock of the Company are duly authorized and validly issued, fully paid and nonassessable.

4.            REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF INVESTORS. Each Investor hereby, severally and not jointly, represents and warrants to, and agrees with the Company that:

4.1            Authorization. This Agreement constitutes, and the other Financing Documents that constitute agreements of the Investor when executed and delivered by the Investor will constitute, such Investor’s valid and legally binding obligations, enforceable against such Investor in accordance with their terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Each Investor represents and warrants to the Company that such Investor has full power and authority to enter into this Agreement and acquire such Investor’s Note. There are no actions, suits, proceedings or investigations pending against such Investor or such Investor's assets before any court or governmental agency (nor is there any threat thereof) that would impair in any way such Investor's ability to enter into and fully perform its commitments and obligations under this Agreement or the transactions contemplated hereby.

4.2            Purchase for Own Account. The Notes and Common Stock issuable upon conversion of the Notes (collectively, the “Securities”) will be acquired for investment for such Investor’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.

4.3            No Solicitation. At no time was such Investor presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

4.4            Reliance on Exemptions. Such Investor understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of such Investor to acquire the Securities.

4.5            Disclosure of Information. Such Investor has received or has had full access to all the information such Investor considers necessary or appropriate to make an informed investment decision with respect to the Securities. Such Investor further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Investor or to which such Investor had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 3.

4.6            Investment Experience. Such Investor understands that the purchase of the Securities involves substantial risk. Such Investor (i) has experience as an investor in securities of companies in the development stage and acknowledges that such Investor is able to fend for itself, can bear the economic risk of such Investor’s investment in the Securities and has such knowledge and experience in financial or business matters that such Investor is capable of evaluating the merits and risks of this investment in the Securities and protecting such Investor’s own interests in connection with this investment in the Securities or (ii) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables such Investor to be aware of the character, business acumen and financial circumstances of such persons. Such Investor has sought such accounting and legal advice as it has considered necessary to make an informed investment decision with respect to its acquisition of its Securities. The Investor is relying solely on their own accounting and legal advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting and legal advice with respect to its acquisition of the Securities.

4.7            No Governmental Review. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

4.8            Organization and Standing. Such Investor is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed.

4.9            Accredited Investor Status. Such Investor is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act. “Accredited investor” includes, without limitation, (a) a person or entity who is a director or executive officer of the Company, (b) a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his or her purchase exceeds $1,000,000 after subtracting the value of such Investor’s primary residence and excluding the related amount of indebtedness secured by the primary resident up to its fair market value, (c) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those two years and has a reasonable expectation of reaching the same income level in the current year, (d) a corporation, limited liability company or partnership having total assets in excess of $5,000,000 that was not formed for the purpose of acquiring the Securities and (e) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose acquisition is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluated the merits and risks of acquiring the Securities.

4.10            Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the Securities Act and Rule 144 promulgated thereunder (“Rule 144”) since they are being acquired from the Company in a transaction not involving a public offering, and that under the Securities Act and applicable regulations thereunder the Securities may be resold without registration under the Securities Act only in certain limited circumstances. Investor further understands that the Company is under no obligation to register the Securities and the Company has no present plans to do so. Furthermore, such Investor is familiar with Rule 144, as presently in effect, and understands the limitations imposed thereby and by the Securities Act on resale of the Securities without such registration. Such Investor understands that, whether or not the Securities may be resold in the future without registration under the Securities Act, no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist for the Securities.

4.11            Further Limitations on Disposition. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

(a)            there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such effective registration statement; or

(b)            such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and, at the expense of such Investor or its transferee, with an opinion of counsel reasonably satisfactory in form and substance to the Company that such disposition will not require registration of such Securities under the Securities Act.

Notwithstanding the provisions of paragraphs (a) and (b) of this Section 4.11, no such registration statement or opinion of counsel shall be required for any transfer: (i) of any Securities in compliance with Rule 144 or Rule 144A promulgated under the Securities Act when the Company is promptly provided evidence of such compliance; (ii) of any Securities by an Investor that is a partnership or a corporation to (A) a partner of such partnership or stockholder of such corporation, (B) a retired partner of such partnership who retires after the date hereof, (C) the estate of any deceased partner of such partnership or deceased stockholder of such corporation; or (iii) by gift, will or intestate succession by any Investor to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Agreement and the Notes to the same extent as if the transferee had been an original Investor hereunder.

4.12            Legends. Such Investor understands and agrees that the certificates evidencing the Securities will bear legends substantially similar to those set forth below in addition to any other legend that may be required by applicable law, the Company’s Certificate of Incorporation or Bylaws, Section 4.13 of this Agreement or any other agreement between the Company and such Investor:

(a)            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

(b)            Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations, or any other state securities laws.

The legend set forth in (a) above shall be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion of counsel, reasonably satisfactory in form and substance to the Company, that either (i) a registration statement under the Securities Act is at that time in effect with respect to the legended security or (ii) such security can be freely transferred in a public sale (other than pursuant to Rule 144, Rule 144A or Rule 145 promulgated under the Securities Act) without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Securities.

4.13            [Intentionally Omitted.]

4.14            Reliance on Business Plan. Investor understands that the oral and visual components of any live presentation, executive summary, investment opportunity summary, product development and revenue projections, business model, investor updates and/or similar documentation previously delivered by the Company and reviewed by Investor were incomplete and were intended only to give Investor a general idea of the Company’s future intentions. Investor acknowledges that the Company reserves the right to deviate from the plans set forth in such materials and that the Company is in the early stages of development and therefore its future plans are highly speculative. Investor acknowledges that any projections contained in the materials delivered to Investor: (a) were based on various assumptions by management that may have changed or that may prove to be incorrect and that such assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, many of which are beyond the control of the Company and its management, and (b) were based upon assumptions with respect to future business decisions that are subject to change. Investor acknowledges that Investor was encouraged to consult with the management of the Company at greater length and in more depth concerning the Company’s future business plans and has done so to the extent desired.

4.15            Tax Liability. Investor has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement and the Notes. Investor relies solely on such advisors and not on any statements or representations of the Company, the Company’s counsel, or any of the Company’s agents. Investor understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement and the Notes.

5.            CONDITIONS TO CLOSING.

5.1            Conditions to Investors’ Obligations. The obligations of each Investor under Section 2 of this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent to such waiver, which consent may be given by written, oral or telephone communication to the Company or its counsel:

(a)            each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing;

(b)            the Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein;

(c)            the Company shall have executed and delivered to each Investor a Note, in the form attached hereto as Exhibit A, evidencing the Company’s indebtedness to such Investor in the amount set forth on such Investor’s signature page hereto; and

(d)            the SPAC Merger shall be consummated pursuant to the terms of the Merger Agreement substantially concurrently with the Closing.

5.2            Condition to Company’s Obligations. The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver on or before the Closing of each of the following conditions by such Investor:

(a)            Each of the representations and warranties of such Investor contained in Section 4 shall be true and correct at the Closing with the same effect as though such representations and warranties had been made on and as of the Closing; and

(b)            such Investor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and shall have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein; and

(c)            the SPAC Merger shall be consummated pursuant to the terms of the Merger Agreement substantially concurrently with the Closing.

6.            REGISTRATION RIGHTS.

6.1            Registration Rights. The Company agrees that, as promptly as practicable (but in any event within ninety (90) calendar days after the consummation of the SPAC Merger), the SPAC Purchaser will file with the U.S. Securities and Exchange Commission (the “SEC”) (at its sole cost and expense) a registration statement registering the resale of the SPAC Shares issued to the holder of this Note (the “Registration Statement”), and it shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof. The Company agrees that the SPAC Purchaser will cause such Registration Statement or another registration statement (which may be a “shelf” registration statement) to remain effective until the earliest of (i) two years from the issuance of the SPAC Shares, (ii) the date on which Holder ceases to hold the SPAC Shares covered by such Registration Statement and (iii) the first date on which Holder can sell all of its SPAC Shares under Rule 144 of the Securities Act without limitation as to the manner of sale or the amount of such securities that may be sold. Holder agrees to disclose its beneficial ownership, as determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of the SPAC Shares to the SPAC Purchaser upon request to assist the SPAC Purchaser in making the determination described above. The SPAC Purchaser’s obligations to include the SPAC Shares in the Registration Statement are contingent upon Holder furnishing in writing to the SPAC Purchaser such information regarding Holder, the securities of the SPAC Purchaser held by Holder and the intended method of disposition of the SPAC Shares as shall be reasonably requested by the SPAC Purchaser to effect the registration of the SPAC Shares, and shall execute such documents in connection with such registration as the SPAC Purchaser may reasonably request that are customary of a selling stockholder in similar situations. The SPAC Purchaser may delay filing or suspend the use of any such registration statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if such filing or use could materially affect a bona fide business or financing transaction of the SPAC Purchaser or would require premature disclosure of information that could materially adversely affect the SPAC Purchaser (each such circumstance, a “Suspension Event”); provided, that the SPAC Purchaser shall use commercially reasonable efforts to make such registration statement available for the sale by Holder of such securities as soon as practicable thereafter. Upon receipt of any written notice from the SPAC Purchaser of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, Holder agrees that it will (i) immediately discontinue offers and sales of the SPAC Shares under the Registration Statement until Holder receives (A) (x) copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above and (y) notice that any post-effective amendment has become effective or (B) notice from the SPAC Purchaser that it may resume such offers and sales, and (ii) maintain the confidentiality of any information included in such written notice delivered by the SPAC Purchaser unless otherwise required by applicable law. If so directed by the SPAC Purchaser, Holder will deliver to the SPAC Purchaser or destroy all copies of the prospectus covering the SPAC Shares in Holder’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the SPAC Shares shall not apply to (i) the extent that Holder is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing document retention policy or (ii) copies stored electronically on archival servers as a result of automatic data back-up.

7.            GENERAL PROVISIONS.

7.1            Survival of Warranties. The representations, warranties and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement, the Closing, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any of the Investors or the Company, as the case may be.

7.2            Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that nothing in this Section 7.2 shall permit any of the Investors to transfer or assign any of the Securities acquired under this Agreement except as provided in Section 4 and in the Notes.

7.3            Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without reference to principles of conflict of laws or choice of laws.

7.4            Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, or by email in portable document format (.pdf) and delivery of the signature page by such method will be deemed to have the same effect as if the original signature had been delivered to the other parties hereto.

7.5            Headings; Interpretation. In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (ii) the captions and headings are used only for convenience and are not to be considered in construing or interpreting this Agreement and (iii) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

7.6            Notices. Unless otherwise provided herein, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivered in person; (ii) when sent, if sent by electronic mail or by facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the next business day; (iii) one (1) business day after deposit with an express overnight courier for United States deliveries, or three (3) business days after deposit with an express courier for deliveries outside of the United States, in each case with proof of delivery from the courier requested; or (iv) four (4) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to an Investor at the address set forth on such Investor’s signature page hereto or, in the case of the Company, at 19925 Stevens Creek Blvd., Suite 100, Cupertino, California, 95014, or at such other address as any party or the Company may designate for itself to receive notices by giving ten (10) days’ advance written notice to all required parties in accordance with the provisions of this Section, with copies to (which shall not constitute notice) Lowenstein Sandler LLP, One Lowenstein Drive, Roseland, New Jersey 07068, Attention: Steven M. Skolnick, Esq.

7.7            No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s or broker’s fee or commission in connection with the transactions contemplated by this Agreement. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Investor or any of its directors, officers, partners, members, employees or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee (and any asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.8            Amendments and Waivers. Any term of this Agreement and the Notes may be amended and the observance of any term of this Agreement and the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Notes representing at least a majority of the aggregate Principal Balances (as defined in the Notes) of all the Notes then outstanding (the “Majority Holders”).  Any amendment or waiver effected in accordance with this Section 7.8 shall be binding upon each holder of Notes then outstanding, each future holder of such securities, and the Company; provided, however, that without such Investor’s written consent, no amendment or waiver of any term of this Agreement shall be effective against an Investor that materially and adversely affects such Investor’s rights hereunder in a manner that is materially different from and disproportionate to the effect on other Investors. Notwithstanding anything to the contrary contained herein or in the Notes, from the date of this Agreement until the earlier of (i) the consummation of the transactions contemplated by the SPAC Merger Agreement or (ii) the termination of the SPAC Merger Agreement in accordance with its terms, neither this Agreement, nor any of the Notes, may be amended, supplemented or modified, nor may any provision of this Agreement or the Notes be waived, in each case without the prior written consent of SPAC Purchaser (such consent not to be unreasonably withheld, delayed or conditioned). SPAC Purchaser is an express intended third party beneficiary of this Section 7.8 and shall have the right to enforce the terms hereof as if it were a direct party hereto.

7.9            Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the foregoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

7.10            Entire Agreement. This Agreement, together with all exhibits and schedules hereto and the other Financing Documents, constitute the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

7.11            Further Assurances. From and after the date of this Agreement, upon the request of any Investor or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has executed this Note Purchase Agreement effective as of the date first written above.

REVIVA PHARMACEUTICALS, INC.:

Signature:

Name:	Laxminarayan Bhat, Ph.D.

Title:	President and Chief Executive Officer

Phone:	(408) 960.2209

Fax:	(408) 904.6270

E-mail:	LBhat@Revivapharma.com

Attachments:

Exhibit A	–	Form of Note
Exhibit B	–	Schedule of Exceptions

[Signature Page to Reviva Note Purchase Agreement (2020 Judgement Notes)]

IN WITNESS WHEREOF, the undersigned has executed this Note Purchase Agreement effective as of the date first written above.

INVESTOR:

Signature:

Print Name:

Signature

Print Name

Title (if applicable):

Dollar Amount Invested (Notes):

Address:

Phone No:

Fax No.:

E-mail:

Date of Investment:

Attachments:

Exhibit A	–	Form of Note
Exhibit B	–	Schedule of Exceptions

[Signature Page to Reviva Note Purchase Agreement (2020 Judgement and Working Cap Notes)]

IN WITNESS WHEREOF, the undersigned has executed this Note Purchase Agreement effective as of the date first written above.

INVESTOR:

Signature:

Print Name:

Signature

Print Name

Title (if applicable):

Dollar Amount Invested (Notes):

Address:

Phone No:

Fax No.:

E-mail:

Date of Investment:

Attachments:

Exhibit A	–	Form of Note
Exhibit B	–	Schedule of Exceptions

[Signature Page to Reviva Note Purchase Agreement (2020 Judgement and Working Cap Notes)]

EXHIBIT A

FORM OF NOTE

EXHIBIT B

SCHEDULE OF EXCEPTIONS